Exhibit 10.20

AGREEMENT

COUNTRY VILLAGE DEVELOPMENT (“Lessor”) proposes to lease to TRANSNETYX (“Lessee”) approximately 6,200 rentable square feet of office space situated at County Village Office Building, Suite ______________, Cordova, Shelby County, Tennessee (“Premises”), to be occupied by Lessee pursuant to a Standard Lease to be dated on or about the date hereof between Lessor and Lessee. Notwithstanding the current absence of a Standard Lease for the Premises, Lessee desires to provide Lessor assures with regard to Lessee's construction of Lessee's special tenant improvements, Lessor's construction of Lessee's tenant improvements and Lessor's incurrence of other costs and obligations with respect to the Premises.

Therefore, in consideration of ONE DOLLAR ($1.00) cash in hand paid by Lessee to Lessor, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of Lessor's construction of tenant improvements and incurrence of other costs and obligations while a Standard Lease is being negotiated, Lessor and Lessee hereby agree as follows:

SECTION 1.01 Lessee shall negotiate in good faith with Lessor and enter into a Standard Lease covering the Premises no later than December 31, 2001. Based on a limited license hereby granted by Lessor to Lessee, Lessee shall have the right to enter upon the Premises and occupy the same commencing on the date hereof and said license terminating on the first to occur of the aforesaid date, or the execution of the Standard Lease between Lessor and Lessee.

SECTION 2.01 Prior to the commencement date of the Standard Lease, Lessor will allow Lessee access to the Premises on a non-exclusive basis as provided herein for the purpose of placing upon and within the Premises special tenant improvements as may be required for Lessee's business operations. All terms and conditions of Lessor's Standard Lease, whether or not actually executed by Lessee, shall apply at all times to Lessee's use and occupancy of the Premises. All tenant improvements, whether constructed by Lessor or Lessee, shall be in accordance with (i) plans and specifications approved by Lessor and Lessee, (ii) law and regulation, including building and other permits, and (iii) general contractors and general contracts approved by Lessor in advance. In respect of tenant improvements constructed by Lessor, Lessor shall procure three (3) bids on the plans and specifications and shall coordinate acceptance of same with Lessee. Lessor shall cause completion of tenant improvements in accordance with the general contract let for the tenant improvements.

SECTION 3.01 To protect Lessor and to facilitate Lessor's incurrence of tenant improvement construction costs and other costs and obligations for the benefit of Lessee prior to execution of the Standard Lease, simultaneous with the mutual execution of this Agreement, Lessee shall place with Lessor the sum of $120,000 (“Security Fund”). The Lessee hereby acknowledges that the Security Fund is property of the Lessor. Should a Standard Lease not be fully executed by the above agreed upon date, Lessor shall have the right to deduct from the Security Fund costs associated with all out-of-pocket expenses, including but not limited to: tenant improvement costs, attorney's fees, rent loss, architectural fees, property damage, commissions (if any) and restoration costs. In such event, after all costs have been deducted from the Security Fund, any remaining balance would be credited back to the Lessee. Subject to the terms of the Standard Lease, if executed between Lessor and Lessee, the Security Fund shall be credited by Lessor to Lessee in accordance with the terms of the Standard Lease.

SECTION 4.01 Lessee does hereby release Lessor, of and from any and all liability, claim and cause of action which may arise out of or in any manner connected with the installation of special tenant improvements situated or placed in the Premises by Lessee or any third party under Lessee, or by reason of injury to Lessee, its employees, agents, invitees, licensees or visitors, or to any other persons, or for any injury to any person or damage to any property on or about Premises and Lessee agrees to indemnify and hold Lessor harmless of and from any losses, attorney's fees, damages, expenses or any claims arising out of any such damages or injuries. Lessee shall not permit any liens, claims or otherwise to attach to the Premises or any part thereof and shall hold harmless and indemnify Lessor therefrom.

SECTION 5.01 Lessee shall provide Lessor a copy of Lessee's general liability insurance on or before possession of the Premises. The general liability insurance shall be in amounts satisfactory to Lessor and shall name Lessor as an additional insured thereunder.

SECTION 6.01 Lessor may terminate this Agreement immediately upon written notice to Lessee in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails so to do, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying such Premises or any part thereof, by any lawful means, without being liable for prosecution or any claim of damages therefore. In the event of litigation to resolve any controversy hereunder, the prevailing party shall be entitled to recover from the non-prevailing reasonable attorney fees and costs in addition to such other and further relief granted by any court.

EXECUTED this 27th of November, 2001
LESSOR:	COUNTRY VILLAGE DEVELOPMENT

	By:	/s/ Price D. Ford
	Title:	Authorized General Partner

LESSEE:	TRANSNETYX

	By:	/s/ Robert J. Bean
	Title:	Vice President

The undersigned Lessor acknowledges receipt of the aforesaid $120,000 and agrees that such funds shall not be used by Lessor except in accordance with the terms of this agreement or the terms of the subsequent Lease Agreement, if any, between Lessor and Lessee.

COUNTRY VILLAGE DEVELOPMENT

BY:	/s/ Price D. Ford
Price D. Ford Authorized General Partner

Memphis Industrial 93N	Parkway ace at Cordova Road Lease Dated:

STANDARD
LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between COUNTRY VILLAGE DEVELOPMENT, LP a Tennessee Limited Partnership (“Landlord”), and Transnetyx (“Tenant”).

WITNESSETH:

SECTION 1.01 Premises. In consideration of the obligation of Tenant to pay rent and of the other terms, provisions and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord, all that portion of certain real property situated within the County of Shelby, State of Tennessee, legally described in Exhibit A, and the buildings and improvements to be constructed thereon as outlined on the site plan contained in Exhibit B (the “Premises”) for the exclusive use of Tenant. The Premises and the building within which the Premises are located (the “Building”) are part of a larger development (the “Development”) commonly known as Parkway Place at Cordova Road.

SECTION 2.01 Term of Lease. The term of this Lease shall be for a period commencing on the “Commencement Date”, as hereinafter defined, and ending sixty (60) months thereafter, provided, however, that, in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date.

SECTION 2.02 Commencement Date.

(a) The Commencement Date shall be on or before April 1, 2002. Tenant acknowledges that it has inspected and accepts the Premises, and specifically the buildings and improvements comprising the same, in their present condition as suitable for the purpose for which the Premises are leased. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of when possession was taken and that Tenant bas determined that the Premises are suitable for Tenant's intended purposes. Landlord has made no warranties with respect to suitability and Tenant hereby expressly waives any implied warranty of same. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been tirade by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to said Commencement Date, Landlord shall not be deemed to be in default hereunder. and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises,

(b) In the event this lease pertains to a building to be constructed and/or in respect of which interior modifications arc to be made to the Premises by Landlord, the provisions of this subparagraph B shall apply in lieu of the provisions of subparagraph A above and the Commencement Date shall be the date upon which the buildings and other improvements erected and to be erected upon the Premises andior interior modifications to be completed by Landlord hereunder, as applicable, shall have been substantially completed in accordance with the plan and specifications described on Exhibit “1I-2” attached hereto and incorporated herein by reference. Delays of any nature whatsoever attributable to the acts or omissions of Tenant or its employees, aments or contractors, shall not be cause for delay of the Commencement Date. Landlord shall notify Tenant in writing as soon as Landlord deems said buildings and other improvements to be completed and ready for occupancy as aforesaid. In the event that said buildings and other improvements have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord in writing of its objections, Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that said buildings and other improvements are completed and ready for occupancy. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this lease. After such Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to substantial completion or work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

SECTION 3.01 Base Rent. Tenant agrees to pay to Landlord rent for the premises, in advance, without demand, deduction or set off for the entire term hereof at the following rental schedule:

Months 1-3	$0.00/rsf
Months 4-57	$12.50/rsf
Months 58-60	$0.00/rsf

One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that the rental payment for any fractional calendar month at the commencement of the lease period shall be prorated. The rental payment is subject to adjustment as provided below.

SECTION 4.01 Security Deposit. Upon execution of this Lease by Landlord, Tenant shall deposit the sum of $120,000.00 (the “Escrow Deposit”) into an escrow account at Commercial Bank & Trust Co., 510 S. Mendenhall Road, Memphis, Tennessee 38117, (“Escrow Agent”) which sum shall be held as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease, it being expressly agreed that such Escrow Deposit is not an advance rental deposit or a measure of Landlord's damages. Provided Tenant is not, nor has been in default of any material obligation hereunder, $24,000.00 of the amount held in escrow shall be released and disbursed to Tenant on each anniversary of the Commencement Date. Upon the occurrence of any event of default Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount or to such lesser amount as shall then be required to be maintained by Tenant after any annual disbursements to Tenant previously made as stated above. Such escrow shall be held by Escrow Agent under its standard form of escrow agreement. The escrow agreement shall provide that the funds held in escrow will be invested and the interest paid to Tenant annually. Although the Escrow Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord at such time after termination of this Lease, whether by expiration of the term or exercise of Tenant's option to terminate provided in Section 31.01c below, when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled.

SECTION 5.01 Permitted Use. The Premises shall be continuously used as a bio-medical testing facility and (or general office purposes, and for no other use or purpose. Landlord understands that Tenant's testing operations shall not involve the introduction of whole dead animals onto the Premises, but only small tissue samples which are not readily identifiable as animal body parts. Testing of human tissue will not be permitted at the Premises. Tenant shall not change its testing operations to deviate from the foregoing description without Landlord's prior approval in writing which Landlord may withhold in Landlord's sole discretion. In no event shall any such testing involve live animals. Tenant shall be obligated to arrange for removal and/or disposal at Tenant's expense of all tissue samples and bin-medical waste materials from the Premises separate and apart from the customary waste disposal facilities operated by Landlord at the Premises. Any failure of Tenant to comply with the requirements of the immediately preceding sentence shall constitute an Immediate and material event of default under this Lease for which there shall he no applicable cure period notwithstanding Paragraph 20.01(g) hereof. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. The overnight parking of automobiles, trucks or other vehicles, and the outside storage of any property including trash or garbage are prohibited. Tenant agrees that it shall, at its own cost and expense keep its employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the buildings or development of which the Premises are part thereof. Tenant agrees that no washing of any type will take place in the Premises including the loading and parking areas. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of Development or unreasonably interfere with such tenants' use of their respective premises or permit any use which would adversely affect the reputation of the Development. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. The overnight parking of automobiles, trucks or other vehicles, and the outside storage of any property including trash (a garbage arc prohibited. Tenant agrees that it shall, at its own cost and expense keep its employees, agents, customers, invitees, and/or licensees from parking on any streets naming through or contiguous to the buildings or development of which the premises are part thereof. Tenant agrees that no equipment washing of any type will take place in the Premises including the loading areas and parking areas. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of Development or unreasonably interfere with such tenants' use of their respective premises or permit any use which would adversely affect the reputation of the Development.

SECTION 6.01 Tenant's Taxes. Tenant shall be responsible to pay before delinquency all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or the gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder.

SECTION 7.01 Definition of Operating Costs. The term “Operating Costs” shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, management, repair, replacement, remodeling, maintenance and operation of the Development (including, without limitation, all assessed real property taxes, assessments, (whether general or special) and governmental charges of any kind and nature whatsoever including assessments due to deed restrictions and/or owner's associations, which accrue against the building and/or development of which the premises are a part, the costs of maintaining and repairing parking lots, parking structures, easements, landscaping, standard garbage removal, termite and pest control service, property management fees, utility costs to the extent not separately metered, insurance premiums, depreciation ofcosts of replacement (as defined below) of the building and improvements in the Development but not including any structural repairs or replacements which are normally chargeable to capital accounts under sound accounting principles, and the Building' share of costs of the Development). The term “operating costs” does not include; (i) costs of alterations of tenants' premises; (ii) costs of curing construction defects; (iii) interest and principal payments on mortgages, and other debt cost; (iv) real estate brokers' leasing commissions or compensation; (v) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; ( vi) cost of any service furnished to any other occupant of the Building which Landlord does not provide to tenant hereunder. Structural repairs and replacements are repairs and replacements to the foundations, load-bearing walls, columns and joists and replacement of roofing and roof deck. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building or the Development at the time it was constructed, or arc recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued. Landlord shall have the right at any time and from time to time to elect, which election shall be subject to revocation, to exclude that portion of Operating Costs attributable to any separately assessed part of the Development and any separate building within the Development. During any period that Operating Costs attributable to any separately assessed part of the Development and/or separate building are so excluded from Operating Costs then for the purposes of calculating Tenant's proportionate share of Operating Costs as provided in Section 7.02, the denominator shall not include the rentable arca of such separately assessed part of the Development and/or such separate building. Landlord may, in a reasonable manner, allocate insurance premiums for so-called “blanket” insurance policies which insure other properties as well as the Development and said allocated amount shall be deemed to be an Operating Cost.

If at any time during the term of this lease the present method of taxation shill be changed so that in lien of the whole or any part of any taxes, assessments, or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, excise tax assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof.

SECTION 7.02 Tenant's Proportionate Share of Operating Costs. Tenant shall pay to Landlord as additional rent, its proportionate share of operating costs calculated on the basis of the ratios set forth in Section 8.01. Any payments with respect to any partial calendar year in which the Term commences or ends shall be prorated. Tenant agrees to pay One Thousand Three Hundred Eiehtv-Nine Dollars  and 83/100 ($1,389.83) per month as an escrow amount for operating costs as defined in Article 7.01, Landlord may, at any time, deliver to Tenant its estimate (or revised estimate) of such additional amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent such amount as Landlord reasonably determines to be necessary to bring and keep Tenant current. As soon as practicable after the close of each calendar year, Landlord shall deliver to Tenant a statement showing the total amount payable by Tenant under this Article. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant or at Landlords option the excess shall be credited against the next monthly installment of rent. If such statement shows an amount due from Tenant that is more than the estimated payments paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent. In the event an amount is due and is not paid within thirty (30) days after the date of Landlord's statement to tenant, Tenant shall pay a late fee of 10% of the unpaid balance. Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development are allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate under the circumstances. Tenant hereby consents to such allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis. Tenant or its' representatives shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the statement to Tenant (which item shall be paid in any event), such statement shall be considered as final and accepted by Tenant The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

SECTION 8.01Tenant's Proportionate Share. (a) Tenant's “proportionate share” as used in this Lease with respect to the Building shall mean a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building, as determined by Landlord, Tenant's “proportionate share” as used in this Lease with respect to costs relating to more than the Building, shall mean a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area of all buildings, as determined by Landlord, within the Development. Notwithstanding anything contained in the Lease to the contrary, Landlord shall have the right, from time to time, to add or exclude from the Development real property and any buildings constructed thereon. In the event Landlord elects to add to or exclude from the Development, Landlord shall notify Tenant in writing of any such addition or exclusion which notice shall describe the property added or excluded.

SECTION 9.01 Tenant's Obligations.

(a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Development within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacement, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, water heaters, dock board, truck doors, dock bumpers, excessive debris/garbage removal, and plumbing work and fixtures. Tenant as part of its obligation hereunder shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible keep all such parts of the Premises from deteriorating, ordinary wear and tear excepted, and from falling temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (hut not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). Tenant shall not damage any dividing wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees, Tenant shall, at its own cost and expense, as additional rent, pay for the repair of any damage to tit Premises, ordinary wear and tear excepted, the Building, or the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant's business activities or caused by Tenant's default hereunder.

(b) Landlord shall ewer into a regularly scheduled preventive maintenance/service contract with a maintenance contractor, for servicing all heating and air conditioning systems and equipment servicing . This service contract will include all services suggested by the equipment manufacturer within the operations/maintenance manual and will become effective within thirty (30) days of the date Tenant takes possession of the Premises. Tenant will be invoiced once a year for its portion of such cost.

SECTION 9.02 Landlord's Obligations. Landlord shall maintain in good repair, reasonable wear and tear and any casualty covered by the provisions of Article 15 excepted, all parts of the Development, other than tenants' demised premises or portions of the Development within the exclusive control of tenants of the Development, making all necessary repairs and replacements, whether ordinary or extraordinary structural or nonstructural, including roof, foundation, walls, downspouts, gutters, regular mowing of any grass, trimming, weed removal and general landscape maintenance, including any rail spur areas, exterior painting, exterior lighting, exterior signs and common sewage plumbing and the maintenance of all paved areas including driveways and alleys, including, but not limited to, cleaning, repaving, restriping and resealing. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair the same or ewe such defect. Landlord's liability with respect to any defects, repairs, or maintenance or the curing of such defect for which landlord is responsible under the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect, The term “walls” as used herein shall not include windows, glass or plate glass, doors, special store front or office entry.

SECTION 10.01 Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord. If Landlord shall consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by landlord; and any contractor or person selected by Tenant to make the same, or, at Landlord's option and discretion, the alterations, additions or improvements shall be made by Landlord for Tenant, account and Tenant shall fully reimburse Landlord for the entire cost thereof. Tenant may, without the consent of Landlord, but at its own cost and expense and in good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as it may deem advisable, without altering the basic character of the Building or Development and without overloading the floor or damaging such Building or Development, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building,

SECTION 11.01 Signs and Window Treatment. Tenant shall not install any signs upon the Building or Development. Landlord will provide, at Tenant's request and cost, Landlord's standard indemnification sign, which sign shall be removed by Tenant upon termination of this Lease at which time Tenant shall restore the property to the same condition as prior to installation of said sign. Tenant shall not install drapes, curtains, blinds or any window treatment without Landlords prior written consent Landlord may from time to time require Tenant to change its signage to conform to a revised standard for the Building, provided Landlord pays the cost of removing and replacing such signs. Landlord shall maintain all signs and the cost thereof shall be charged to Tenant.

SECTION 12.01 Inspections. Landlord and Landlords agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease, Except in the event of an emergency, the Landlord will use reasonable efforts in providing advanced notice to the Tenant when an inspection is necessary. Landlord understands that it is the Tenant's preference that a Tenant representative be present during Inspections. Landlord will attempt to accommodate Tenant's request when reasonably possible. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating the premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

SECTION 13.01 Utilities. Tenant shall pay for all gas, heat, light, power, telephone, and other utilities and services used on or from the Premises, including without limitation, Tenant's proportionate share as determined by Landlord for the use of such utilities which are not separately metered and any central station signaling system installed in the Premises or the Building, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by Landlord. Landlord shall in no event be liable for any interruption or failure utility services on or to the Premises.

SECTION 14.01 Assignment and Subletting.

(a) Tenant shall not have the right to assign, sublet, transfer or encumber this lease, or any interest therein, without the prior written consent of Landlord which will not be unreasonably denied and/or withheld. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. Landlord agrees to use reasonable efforts in submitting a response to the Tenant's request to sublease within 10 business days from the receipt of such request. Tenant shall be responsible for providing the following information on any proposed third party subleasee, transferee, or assignee at the time a request is submitted: proposal, agreement document, current financial and general information on third party, and description of third party's intended use for the Premises. All cash or other proceeds of any assignment, such proceeds as exceed the rentals called for hereunder in the case of a subletting minus reasonable costs associated with subleasing, and all cash or other proceeds of any other transfer of Tenant's interest in this lease shall be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. Any assignment, subletting or other transfer of Tenant's interest in this lease shall be for an amount equal to the then fair market value of such interest. These covenants shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. Any assignee, sublessees or transferee of Tenant's interest in this lease (ail such assignees, sublessees and transferees being hereinafter referred to as “successors”), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. Upon the occurrence of an “event of default” as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, as provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord for Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

(b) if this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, I I U.S.C. 101 et seq. (The “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property to Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the landlord and be promptly paid or delivered to Landlord.

(c) Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

SECTION 15.01 Fire and Casualty Damage.

(a) Landlord agrees to maintain insurance covering the building of which the premises are a part in an amount not less than eighty (80%) percent (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof insuring against the perils of First Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the stet, in which the premises are situated for use by inst.. ice companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 15.01(c), 15.01(d), and 15.01(e) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

(b) If the building situated upon the premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give written notice thereof to Landlord.

(c) If the buildings situated upon the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200 180) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

(d) If the buildings situated upon the premises should be damaged by any peril covered by insurance to be provided by Landlord under subparagraph 15.01(a) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (2/40 180) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the premises by Tenant and except that Tenant shall pay to Landlord upon demand any amount by which Landlord's cost of such rebuilding, repair and/or replacement exceeds net insurance proceeds paid to Landlord in connection with such damage and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the lease exclusive of any option which is unexercised at the time of such damage. If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200 180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and or obligations hereunder shall cease and terminate. Should construction be delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period of restoration, repair or rebuilding shall be extended for the time Landlord is so delayed,

(e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

(f) Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to die effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement,

SECTION 16.01 Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees of any other person entering upon the premises, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attomey's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the gross negligence of Landlord or the failure of Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Landlord shall indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners and shareholders front and against any and all third Party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of such third party claims, to the extent arising out of (i) the operation and management of the Common Area by Landlord, its contractors, agents and employees; (ii) the negligence or willful misconduct of Landlord, its officers, contractors, licensees, agents, servants, employees, guests, invitees and visitors in or about the Common Areas; and/or (iii) any breach by Landlord under this Lease; provided that this indemnity shall not apply to any loss, damage, liability or expense resulting from injuries to third parties caused by the gross negligence or willful misconduct of Tenant, or its officers, contractors, licensees, agents, employees or invitees, or Tenant's violation of this Lease. The indemnifications set forth in this Section 16.01 shall survive termination of this Lease.

Tenant shall procure and maintain throughout the term of the lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with (i) the premises; (ii)the condition of the premises; (iii) Tenant's operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $2,000,000 per occurrence in respect to injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect to property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant front responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefore, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewal thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord, Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

SECTION 17.01 Condemnation.

(a) If the whole or any substantial part of the Premises Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for the Purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

(b)  If the part of the Premises or Building shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

(c)  In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation precedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for Tenant's loss of its leasehold interest, the right to such award as to such items being hereby assigned by Tenant to Landlord.

SECTION 18.01 Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph shall not be construed as consent for Tenant to hold over.

SECTION 19.01 Quiet Enjoyment. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior lease.

SECTION 20.01 Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

(a)           Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of five (5) days from the dale such payment was due.

(b)           Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor to adjudicate it as bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property, or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; or

(c)           Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property.

(d)           A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant.

(e)           Tenant shall desert or vacate any substantial portion of the premises.

(f)            Tenant shall fail to discharge any lien placed upon the premises in violation of Paragraph 26.01 hereof within twenty (20) days after any such lien or encumbrance is filed against the premises.

(g)           Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 20.01), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

(h)           Tenant shall fail to continuously operate its business at the premises for the permitted use set forth in Paragraph 5.01 whether or not Tenant is in default of the rental payment due under this lease.

SECTION 20.02 Remedies.

(a) Upon the occurrence of any of such events of default described in Paragraph 20.01 hereof; Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

(1)      Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord  may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable, for prosecution or any claim of damages therefore.

(2)      Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof; by force if necessary, without being liable for prosecution or any claim for damages therefore, and relet the premises and receive the rent therefore.

(3)      Enter upon the premises, by force if necessary, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(4)      Alter all locks and other security devices at the premises without terminating this lease.

(5)      Exercise any other right or remedy available to Landlord at law or in equity.

(b) In the event Landlord may elect to regain possession of the premises by a forcible detainer proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this lease is, in part, consideration for this waiver.

(c) In the event Tenant fails to pay any installment of rent hereunder as when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to ten (10%) percent of such installment; and the failure to pay such amount within five (5) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

(d) In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

(e) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgement obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable for trespass or otherwise.

(f) In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the greater of (i) the total rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration and (ii) the then present value of the then fair rental of the premises for such period.

(g) In the event that Landlord elects to repossess the premises without terminating the lease, or in the event Landlord elects to terminate the lease, then Tenant at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Section 2.01 diminished by any net sums thereafter received by Landlord through reletting the premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 20.02(h). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to landlord wider this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

(h) In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any pan of the premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees and court costs, investigation costs, costs of appeal, and all other expenses incurred by Landlord, which in no event shall be less than, but may be greater than, 15% of all sums due and owing by Tenant to Landlord whether or not suit is actually filed.

(i) In the event of termination or repossession of the premises for an event of default, Landlord shall not have any obligation to relet or to attempt to relet the premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the premises for any period to any tenant and for any use and purpose.

(j) If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligations to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorneys fees) incurred by Landlord in taking such remedial action.

(k) In the event that Landlord shall have taken possession of the premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the premises, including that which is owned or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon, Landlord also have the right to remove from the premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all any portion of such furniture, fixtures, equipment. and other property located thereon and to place same in storage at any premises within the County in which the premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or a predecessor Tenant) granting Claimant the sight under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature(s) thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlords relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of Law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after the removal from the Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable

SECTION 21.01 Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

(a)	To change the name or the street address of the Building or the Development;

(b)	To install and maintain a sign or signs on the exterior of the Building;

(c)	To designate all sources furnishing sign painting and lettering, lamps and bulbs used on the Premises;

(d)	To retain at all times pass keys to the Premises;

(e)	To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Development;

(f)
To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove, rename or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development

SECTION 22.01 Relocation of Premises. Landlord shall have the right at any time during the term hereof, upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with comparable space of approximately the same size as the Premises and remove and place Tenant in such space, with Landlord to pay all reasonable costs and expenses incurred as a result of such removal of Tenant. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, or if comparable space is not available, Landlord shall have the right to cancel and terminate this lease effective ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to such new space, this lease and each and all of its terms, conditions and covenants shall remain in full force and effect and be deemed applicable to such new space and such new space shall thereafter be deemed to be the leased Premises as though Landlord and Tenant had entered into an expressed written amendment of this lease with respect hereto.

SECTION 23.01 Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Tenant warrants that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes.

SECTION 24.01 Subordination. Tenant accepts this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a tier or charge upon the Development, the Building, or the Premises, without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage as may be the case.

SECTION 25.01 Mechanics Liens and Other Taxes.

(a) Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bid the interests of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of airy person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or wider the terms of this lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the premises.

(b) Notwithstanding any provision of this lease relating to improvements, addition.,, alterations, repairs or reconstruction of or to the Premises, Landlord and Tenant hereby agree and confirm that (i) Landlord has not consented nor will consent to the furnishing of any labor or materials to the Premises that would or may result in any mechanic's or materialman's lien attaching to Landlord's interest in the Premises, (ii) Tenant is not the agent of Landlord for the purposes of any such improvements, additions, alterations, repairs or reconstruction, and (iii) except as expressly provided herein, landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs or reconstruction are accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor or materials in connection therewith. No one furnishing labor or materials to or for the account of Tenant shall be entitled to claim any lien against the interest of Landlord in the Premises and such entities shall look solely to Tenant and the leasehold interest of Tenant under this lease for the satisfaction of any such claims.

(c) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

SECTION 26.01 Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord shall be payable to: Country Village Development, LP., do Trammell Crow Company, 825 Crossover Lane, Suite 100, Memphis, TN 38117 or to such other entity at the such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

Landlord: COUNTRY VILLAGE DEVELOPMENT, LP c/o PRICE FORD 825 Crossover Lane, Suite 100 Memphis, TN 38117	Tenant: TRANSNETYX c/o BOB BEAN 8110 Cordova Road, Suite 119 Cordova, Tennessee 38018

SECTION 26.02 Tenant Information. The following is general information which is required by the Landlord prior to final execution of this Lease Agreement.

(i)	If Tenant is a sole proprietorship;

	(a)	Proprietor's Social Security #: ____________________

	(b)	Employer Identification #: ______________________

	(c)	State where Corporation is chartered ____________________

	(d)	Corporate Officers -

President Treasurer:

Vice President

(ii)	If Tenant is a corporation;

If Tenant is a partnership;

	(a)	Employee Identification #: _________________________

	(b)	State where Partnership is registered: _________________________	_________________________
		_________________________	_________________________
	(c)	List of all Partners	_________________________
		_________________________	_________________________

If and when included within the term  “Landlord”, or “Tenant”, as used in this _____________, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices turd payments. All parties included within the terms “Landlord” and “Tenant” respectively, shall be bound by notices givers in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

SECTION 27.01 Miscellaneous.

(a) Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the tight to assign any of its rights and obligations under this Lease arid Landlord's grantee or Landlords successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, the obligations of Tenant shall be joint and several. Arty indemnification of, insurance of, or option granted to landlord shall also include or be exercisable by Landlord's agents and employees.

(c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof; or in any way affect the interpretation of this Lease.

(d) In no event shall Landlords liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current Term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event In addition, it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns is concerned Tenant shall look solely to the Building for the payment thereof

(e) This lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this lease arc of no force or effect. Except as set forth in Section 8.01 above, this Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f) All obligations of Tenant not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the Premises, including without limitation heating and air conditioning systems and equipment therein, in good condition and repair. Any work required to be done by Tenant prior to its vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant at cost plus fifteen percent. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Costs. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section.

(g) If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall if affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such phrase, provision or portion of this lease that is invalid or unenforceable, there be added as a part of this lease, a clause, phrase, provision or portion.

(h) Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, arid until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Premises from Tenant until such rinse as Tenant has paid to Landlord the security deposit required hereunder and the first month's rent as required hereunder, and any other sums required hereunder.

(i) Whenever a time period is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computations for any such time period, any delays due to causes beyond the control of Landlord.

(i) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute additional rent.

(k) Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord or Landlord's designee, a certificate of occupancy and an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the expired term of this lease, and such other matters pertaining to this lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.

(1) Tenant represents and warrants that he has dealt with no broker, agent or other person in connection with this transaction, and that no broker, agent or other person brought about this transaction, other than TC Tennessee, Inc. and Commercial Tennessee and Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims to pay any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

SECTION 28.01 Compliance With Public Accommodation Laws. Tenant assumes all responsibility for compliance of the leased premises with any and all applicable laws, regulations and building codes governing non-discrimination and public accommodations and commercial facilities (“Public Accommodation Laws”) including, without limitation, the requirement of the Americans with Disabilities Act, 42 USC 12-101 and all regulations and promulgations thereunder. Tenants shall complete any and all alterations, modifications or improvements to the leased premises necessary in order to comply with all Public Accommodation Laws during the term of this lease whether such improvements or modifications are the legal responsibility of the Landlord, Tenant or a third party. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, fines, penalties, losses and expenses, including attorneys fees, arising in connection with Tenant's failure to comply with the provisions of this Section.

SECTION 29.01 Effective Date. All references in this Lease to “the date hereof' or similar references shall be deemed to refer to the last date in point of time, on which all parties hereto have executed this Lease.

SECTION 30.01 Hazardous Substances. The term “Hazardous Substances”, as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environment Laws and have been approved in advance in writing by Landlord; (ii) the premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) no portion of the premises will be used as a landfill or dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit any Hazardous Substance to be brought onto the premises, except for the Permitted Materials described below and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the term of this Lease, the premises is found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease.

SECTION 31.01 Additional Provisions.

(a) Removal of Equipment, Wiring and Other Facilities. Any and all telecommunications equipment installed in the Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal or computer networking shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent.

(b) Parking. Tenant may use 24 undesignated parking spaces in the parking associated with the Building (the “Parking Area”) during the initial Term. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its sole discretion to determine whether parking facilities are becoming crowded, and in such event, to allocate specific parking spaces among Tenant and other tenants or to take such other steps necessary to correct such condition, including but not limited to policing and towing.

(c) Termination Option. Provided Tenant is not, nor has been in default of any lease obligation, Tenant shall have a one (1) time right to terminate the Lease, such termination to be effective at the end of the thirty-sixth (36th) month, provided Tenant gives written notice to Landlord of Tenants intent to terminate no later than nine (9) months prior to the end of the thirty-sixth (36th) month. Such notice shall be valid only if accompanied by a cash payment in an amount equal to the legal costs, unamortized improvements and leasing commissions (at a rate of 10% per annum rate), and four (4) months rent (“Termination Fee”).

(d) Right of First Refusal. Tenant shall have the right of first refusal (“Right of First Refusal”) on that area of the Building as more particularly shown on “Exhibit E” attached hereto (the “Additional Premises”) during the term of this Lease as follows:

(1)		The said Right of First Refusal is subject to the following conditions:

	(A)	The rights of the existing tenant in the Additional Premises.

	(B)	Tenant is not in default in any term of this Lease.

(2)		The terms of said Right of First Refusal are as follows:

If Landlord obtains an offer to lease the Additional Premises on terms satisfactory to Landlord, Landlord shall submit such terms to the Tenant in writing and Tenant shall have a period of ten (10) days in which to elect to lease the said Additional Premises on the same terms as the submitted offer. If Tenant fails to accept the terms of the submitted offer within the said time period in writing, the Landlord will be free to lease the Additional Premises on the said terms free of any claims of the Tenant. Notice of acceptance by Tenant must be delivered as provided in this Lease.

Written notice of termination accompanied by the Termination Fee shall be final and irrevocable. If Tenant fails to deliver such notice prior to said month period or if Tenant fails to pay the Termination Fee with the notice, then Tenant shall have no right to terminated this Lease.

The parties intending to be bound hereby execute or cause this Lease to be executed this   day of January, 2002.

LANDLORD:	COUNTRY VILLAGE DEVELOPMENT

	By:	/s/ Price D. Ford
	Title:	Authorized General Partner

LESSEE:	TRANSNETYX

	By:	/s/ Robert J. Bean
	Title:	Vice President

EXHIBIT A
PREMISES

PREMISES:    Said space consists of 6 200 total rentable square feet located at 8110 Cordova Road, Suite
119, Parkway Place at Cordova Road, Building g, Memphis, Tennessee 38018.

EXHIBIT “B”

LANDLORD & TENANT WORK LETTER

LANDLORDS WORK:

Basic Building

The structural frame shall be of fire resistant construction. Steel, reinforced concrete, tilt wall, and brick shall be the basic materials. The floor shall be concrete slab on grade.

Public Spaces and Services

A.       A covered pedestrian concrete walkway shall be provided for the full length of the building adjacent to the parking area. Lighting of such walkway will be installed at LANDLORD'S expense.

B.        LANDLORD will furnish the following utilities:

1.        Primary electrical service to the building. (See note below).
2.        Cold water and sanitary piping.
3.        Conduit provided for future telephone service for each Demised Premise.

C.        LANDLORD shall provide lighted and striped off-street parking. Paving for the parking areas shall be of asphalt and adequate drainage shall be provided.

D.       LANDLORD shall provide cold water to the premises. TENANT shall be responsible for bringing the Demised Premise's sprinkler heads into TENANTS premises and any additional work, if necessary, per TENANT'S construction plans.

E.        Electrical service shall be provided at a central location by LANDLORD. TENANT shall be responsible for all connections from this central location into TENANT'S Demised Premises. TENANT is responsible for all deposits, fees, meters and or measuring devices in connection with the utilities.

Store and Shop Fronts

A.
Standard store fronts will be provided by LANDLORD. Standard entrance door of aluminum and glass shall be installed at TENANT'S expense and a rear service door of hollow metal shall be provided by LANDLORD in number and size required to conform with the local building codes.

B.	Tenant shall install all signs in accordance with the approved sign criteria (attached hereto as EXHIBIT B-1) prior to opening for business.

TENANTS WORK

General Architectural and Construction Standards

A.
All work performed by the TENANT at their own expense shall be done under the supervision of the LANDLORD, using subcontractors approved by the LANDLORD. Plans and specifications thereof shall be subject to the approval of the LANDLORD.

B.
LANDLORD shall provide to TENANT an allowance (the “Construction Allowance”) equal to the lesser of (a) $20.00 per usable square foot in the Premises or (b) the Total Construction Costs, as adjusted for any approved changes to the Work; however, if TENANT or its agent is managing the performance of the Work, then TENANT not become entitled to full credit for the Construction Allowance until the Work has been substantially completed and TENANT has caused to be delivered to LANDLORD (1) all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work, together with lien waivers from such parties, and a consent of the surety to the finished Work (if applicable) and (2) a certificate of occupancy from the appropriate governmental authority, if applicable to the Work, or evidence of governmental inspection and approval of the Work.

C.
The entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, all other engineering fees, permits, costs of construction labor and materials for floor to deck build-out, HVAC installation, electrical usage during construction, additional janitorial services, general tenant signage, front and rear entrance doors, punch-out panels, all of which costs are herein collectively called the “Total Construction  Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by TENANT. Upon approval of the Working Drawings and selection of a contractor, TENANT shall promptly (a) execute a work order agreement prepared by LANDLORD which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance (exhibit B-2), and (b) pay to LANDLORD 50% of the amount by which Total Construction Costs exceed the Construction Allowance; upon substantial completion of the Work, TENANT shall pay to LANDLORD an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by TENANT, (2) the amount of the Construction Allowance, and (3) the cost reasonably estimated by LANDLORD for completing all “punch list” items. TENANT shall pay to LANDLORD costs incurred in completing the punch list items upon completion thereof.

D.
On or before November 1, 2001 TENANT shall provide to LANDLORD for its approval final working drawings, prepared by an architect that has been approved by LANDLORD, and approval shall not unreasonably be withheld), of all improvements that TENANT proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations (Exhibit B-2). If TENANT fails to timely deliver such drawings, then each day after November 1, 2001, that such drawings are not delivered to LANDLORD shall be a Tenant Delay Day (defined below). Further, if any of TENANT'S proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. LANDLORD'S approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all laws, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by LANDLORD for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by LANDLORD, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. LANDLORD'S approval of the Working Drawings shall not be a representation or warranty of LANDLORD that such drawings are adequate for any use or comply with any law, but shall merely be the consent of LANDLORD thereto. TENANT shall, at LANDLORD'S request, sign the Working Drawings to evidence its review and approval thereof, All changes in the Work must receive the prior written approval of LANDLORD, and in the event of any such approved change TENANT shall, upon completion of the Work, furnish LANDLORD with an accurate, reproducible “as-built” plan of the improvements as constructed.

E.
The Commencement of the Lease shall be on or before, but no later than April 1, 2002 . If a delay in the performance of the Work occurs (a) because of any change by TENANT to the Space Plans or the Working Drawings, (b) because of any specification by TENANT of materials or installations in addition to or other than LANDLORD'S standard finish-out materials, or (c) if TENANT or TENANT'S agents otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, TENANT'S obligation to pay Rent hereunder shall commence on the scheduled Commencement Date (each day of delay caused by any such event shall be a “Tenant Delay Day”). If the Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by LANDLORD) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of LANDLORD and TENANT shall continue in full force and Rent shall be abated until the date the Work is substantially completed less the number of TENANT Delay Days, which date shall be the Commencement Date.

F.
LANDLORD or its affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and TENANT and coordinate the relationship between the Work, the Building, and the Building's systems. In consideration for LANDLORD'S construction supervision services, TENANT shall pay to LANDLORD a construction supervision fee equal to five (5%) percent of the Total Construction Costs for total costs exceeding $5,000,00.

G.	All work undertaken by TENANT at his own expenses shall be installed in such a way so as not to damage the structure or any part thereof.

H.
TENANT will not be allowed to perform any roof penetrations without the express written consent of LANDLORD. All work to be performed by TENANT on roof shall be accomplished using a LANDLORD approved contractor.

I.
Any work performed by TENANT along the back exterior wall of TENANT'S Demised Premises, including but not limited to, electrical, mechanical, and telephone, shall match the color of the Shopping Center's back wall and shall be installed in a professional manner.

No approval by LANDLORD shall be deemed valid unless the same shall be in writing signed LANDLORD or its agent.

EXHIBIT “B-1”

SIGNAGE CRITERIA

GENERAL

A.
Tenant shall be required to identify Tenant's demised premises by signage. Tenant shall furnish and install signage at Tenant's cost. Each Tenant shall be allowed one sign. Corner Tenants might have the option to have two signs at Landlord's sole discretion,

B.
In the event Tenant installs any signage without Landlord's prior written approval, Tenant shall remove such signage within five (5) days from the receipt of written notice from Landlord demanding removal of such sign. In the event Tenant fails to remove signage within a five (5) day period, Landlord may remove such sign without further notice to Tenant and Tenant shall reimburse Landlord the amount of reasonable expenses incurred by Landlord in removing such sign.

C.
Each Tenant is responsible for his/her sign conforming to the ordinances and codes having jurisdiction at the site. Each Tenant shall be responsible for obtaining all required permits prior to the commencement of any installation,

D.	Landlord shall have the right to designate and/or approve the sign contractor.

E.
Any deviations from this sign criteria are subject to prior written approval by the Landlord, which consent shall not be unreasonably withheld. Landlord has the right to waive any provisions listed herein.

II.         DESIGN

A.	General Requirements

1.
As depicted on signage plate A2, a copy herewith attached, the maximum panel height of the metal signboard should be long enough to suitably cover lettering as per plate A2. Maximum plate height to be 12” with lettering to be 8”.

2.
The metal sub-strate shall be constructed of suitable gauge steel material with edges bent and relieved to produce a total of a'/:” depth. The background color of the panel is to be painted the same color of the EIFS, _________The 8” lettering to be color _______________

III. MOUNTING

A.
All signs and connections shall be soundly constructed, securely attached and be weather tight. All signs should be mounted with good quality workmanship and Landlord reserves the right to be the judge of such workmanship.

B.	All fasteners, screws, bolts, etc. used in the fabrication/mounting of the sign shall be rust-proof.

C.	Any damage done to a part of the building during the mounting or removal of sign shall be promptly repaired to like-new condition by the Tenant at Tenant's sole expense.

N.                 SECONDARY SIGNS

A.	No secondary signs are to be place on building wall elevations. Landlord will allow letters, not to exceed 5”, to be placed on the rear door for identification purposes. Colors are to be white.

B.	No sandwich or easel/portable signs will be allowed.

C.	Signage on glass windows will not be permitted.

D.	Standard address numerals for postal identification of premises will be permitted. Numeral height shall be 5”. Color to be white.

E.
“Grand Opening” signs in moderation and good taste shall be permitted at Landlord's sole and absolute discretion. Such signs will be permitted for a period of ten (10) days only. Such signs must be located not to obstruct access either visually or physically to any other tenant space or common areas. Tenant must obtain written approval prior to erecting any sign.

EXHIBIT “B-2”

PLAN AND SPECIFICATIONS

Prepared by Denton Architecture

01/17/2002 15:57	761-4103	DENTON ARCHITECTURE	PAGE 03/83

GTG

GRINDER TABER & GRINDER, INC.
GENERAL CONIPACTOR8

December 4, 2001

Tosha Riddle May
Trammell Crow Company
825 Crossover Lane
Suite 100
Memphis, TN 38119

Re:	Transnetyx Parkway Place at Cordova

Dear Tosha:

Please see the attached cost recapitulation for referenced project.

This price includes:

1.    Demolition of glass at storefront
2.    Drywall work includes
a)     Metal stud framing & drywall work.
b)     Installation of demising walls.
3.    Millwork includes furnishing and installation plastic laminate counter top, base & wall cabinets in Coffee OB.
4.    Doors & hardware includes furnishing and installation of:
a)     Seventeen (17) 3070, solid core, birch, doors.
b)     Two (2) 6070 hollow metal frames.
c)     Thirteen (13) 3070 hollow metal frames
d)     Nine (9) passage lever, hardware sets.
e)     Four (4) privacy lever, hardware sets.
f)     Four (4) dummy levers
g)     Four (4) closures
h)     Two (2) set of flush bolts •
5.    Flooring includes furnishing and installation of carpet & vinyl cove base throughout office area per plan.
6.    Glass & glazing includes:
a)     Installation of one (1) storefront door.
b)     One (1) window at Cleanroom 05
7.    Acoustical ceiling includes:
a)     Installation of 2'x4' flat fissure acoustical ceiling tile and grid throughout lease. Including Cleanroom & Shipping
b)     R-19 insulation throughout

8.    Painting throughout,
9.    Plumbing includes furnishing and installation of:
a)     Four (4) ADA type tank toilets
b)     Four (4) ADA wall hung sinks
c)     One (1) six gallon water heater
d)     Three (3) HVAC condensate drains
e)     Four (4) floor drains
f)     One (1) Breakroom Sink
10.   HVAC includes furnishing and installation of:
a)     Installation of three (3) RTU- 21 tons total
b)     Four (4) exhaust fans
c)     Ductwork
d)     Thermostats,
e)     Air balance by mechanical contractor.
11.   Electric includes furnishing and installation of:
a)     Seventy-eight (78) 2'x4' lay-in light fixtures.
b)     Thirty-eight (38) 120 volt duplex outlets.
c)     Seventeen (17) switches.
d)     Two (2) dedicated outlets
e)     One (1) 300 amp service
f)      Installation of two (2) switches.
12.   Mini-blinds on exterior windows

We exclude:

1.     Overtime.
2.     Draperies
3.     Finishes in designated areas per Addendum
4.     Sidewalk or exterior concrete work priced.
5.     Landscaping or lawn sprinkler work of any kind.
6.     No façade work.
7.     Masonry work of any kind.
8.     All doors, frames & hardware to be provided by owner.
9.     ADA work not specifically shown on plan.
10.    Unforeseen construction conditions or requirements not specifically shown on plans or contained in notes.
11.    Architectural or engineering fees of any sort.
12.    Builders risk insurance or project bonds.

13.    All hardware quoted is Grade 2 hardware.
14.    Fire extinguishers, kitchen appliances or other equipment.
15.    Re-keying of existing locks or furnishing or installing lock cores.
16.    Seismic work.
17.    Strapping or removal of existing low voltage wiring.
18.    Independent test and balance.
19.    Telephone, television, data, security, smoke detector, or fire alarm work/wiring

If you have any questions, please call.

Sincerely,
GRINDER, TABER & GRINDER, INC.

Nathan Hastings
Estimator

cc: File

GRINDER, TABER & GRINDER, INC.

Transnetyx
Parkway Place at Cordova
Cost Recapitulation

General Conditions	$10,213
Clean Up	398
Millwork	2,142
Hollow Metal / Wood Doors / Finish Hardware	10,928
Overhead Door	1,650
Glass & Glazing	2,163
Acoustical	9,757
Drywall	21,566
Carpet I VCT	8,730
Specialties	1,379
Paint	3,905
HVAC	27,238
Electrical	21,081
Plumbing	9,685
Sprinkler	7,100
Mini-blinds	1,815
Permit	655
Total:		$138,405

Alternate #1:	Add:	$792
Plastic laminate vanities in Restrooms

Alternate #2:	Add:	$2,889
Recessed electric projection screen
Note: Projection screen in mounted to wall above ceiling

Alternate #3:	Add:	$975
Installation of eight (8) can lights in Conference

Alternate #4:	Add:	$4,017
Installation of five (5) frames with 3' sidelights

Alternate #5:	Add:	$363
insulate walls as shown on plans

GTG

GRINDER TABER & GRINDER, INC.
GENERAL CONIPACTOR8

January 10, 2002

Michael Johnson
Trammell Crow Company
825 Crossover Lane
Memphis, TN 38119

Re:	Transnetyx Suite 119 8110 Cordova Rd.

Dear Michael:

We are pleased to provide the following quotes for upgrades to the referenced property as discussed:

1. Base Bid	$138,405
2. Alternate #1: Plastic laminate vanities at Restroom — Accepted	792
3. Alternate #2: Recessed electric projection screen — Accepted	2,889
4. Alternate #3: Installation of can lights in Conference — Accepted	975
5. Alternate #4: Installation of frames with sidelights — Accepted	4,017
6. Alternate #5: Insulate walls per plan — Accepted	363
7. Deduct of HVAC unit in Clean Room 05	(3,806)
8. Wiring of Clean Room 05	4,025
9. Wiring of HVAC Unit	1,725
10. Installation of drywall to deck around Clean Room 05 & furring of Block walls	7,176
11. Painting of Clean Room 05	571
12. Installation of air compressor, dishwasher, water heater upgrade, etc	2,634
13. Installation of UPS & dedicated circuits	7,222
14. Installation of concrete walk	670
15. Additional doors, hardware & hollow metal frames for Closet	737
16. Deduct of ceiling in Clean Room 05	(2,079)
17. Installation of VCT in Clean Room 05	711
18. Installation of counter top, base & wall cabinets in Conference Rm.	2,462
19. Electrical In Cleanroom 03: Dedicated outlets & service upgrade.	5,750
20. Install 1” backflow preventer per code.	646
21. Install 3” floor drain w/funnel for cooler condensate drain.	1,897
22. HVAC work in Cleanroom 03 per American Clean Room scope,	5,924
23. Electrical in Cleanroom 03 per American Clean Room scope.	8,962
Total above:
24. Plumbing in Cleanroom 03 per American Clean Room scope.	1,375
25. Installation of Series 200 Self Contained Flake Ice Machine (See Attached Specs)	2.296

We exclude costs for.

1.	Overtime.
2.	Note: Floor patch and venting of drains is Included in plumbing price.
3.	HVAC unit for the clean room is install by GTG - Roof patch, pitch pockets & wiring is included. Wiring RTU is based on existing 208 service,
4.	ADA work of any sort.
5.	Professional fees, engineer's fees or stamped drawings. B. Seismic work.
6.	Telephone, television, data, security, smoke detector or fire alarm work or wiring.
7.	MLG&W construction fees or patching fees if necessary.

If you have any questions or need any further Information, please call me at any time.

Sincerely,
GRINDER, TABER & GRINDER, INC,

Jefiathan Hastings
Project Manager

Cc: File, ACR, Bob Bean